                                                                      Exhibit 23



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of IKON Office Solutions, Inc. of our report dated November 3, 1998, included in the 1998 Annual Report to Shareholders of IKON Office Solutions, Inc.

Our audits also included the financial statement schedule of IKON Office Solutions, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following registration statements on Forms S-3, S-4 and S-8 of IKON Office Solutions, Inc. and in the related Prospectuses of our report dated November 3, 1998, with respect to the consolidated financial statements of IKON Office Solutions, Inc. incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1998, filed with the Securities and Exchange Commission.

REGISTRATION
NUMBER             FILING DATE                 DESCRIPTION
--------------  ------------------  ---------------------------------

2-66880         March 10, 1980      IKON Office Solutions, Inc.
                                    1980 Deferred Compensation Plan

2-75296         December 11, 1982   IKON Office Solutions, Inc.
                                    1982 Deferred Compensation Plan

33-00120        September 6, 1985   IKON Office Solutions, Inc.
                                    1985 Deferred Compensation Plan

33-26732        January 27, 1989    IKON Office Solutions, Inc.
                                    Non Employee Directors' Stock Option Plan
                                    (formerly 1989 Directors' Stock Option Plan)

33-36745        September 10, 1990  IKON Office Solutions, Inc.
                                    1991 Deferred Compensation Plan

33-38193        December 10, 1990   IKON Office Solutions, Inc.
                                    1986 Stock Option Plan

33-51183        November 24, 1993   IKON Office Solutions, Inc.
                                    Partners' Stock Purchase Plan

33-54781        July 28, 1994       IKON Office Solutions, Inc.
                                    Stock Award Plan

33-56469        November 15, 1994   IKON Office Solutions, Inc.
                                    1995 Stock Option Plan

33-56471        November 15, 1994   IKON Office Solutions, Inc.
                                    Long Term Incentive Compensation
                                    Plan

33-64177        November 14, 1995   IKON Office Solutions, Inc.
                                    $750,000,000 Debt Securities,
                                    Preferred Stock or Common Stock

333-24931       April 10, 1997      IKON Office Solutions, Inc.
                                    10,000,000 Shares of Common Stock

333-47769       March 11, 1998      IKON Office Solutions, Inc.
                                    Partners' Stock Purchase Plan

333-47783       March 11, 1998      IKON Office Solutions, Inc.
                                    Stock Award Plan

333-66975       November 11, 1998   IKON Office Solutions, Inc.
                                    Retirement Savings Plan




Philadelphia, Pennsylvania                    /s/ Ernst & Young LLP
December 22, 1998